Exhibit 99.1

China Direct’s CDI Wanda Subsidiary Creates New Joint Venture to

Expand Tire Recycling Operations after Completion of Favorable Tests

Venture to Launch Pilot Operations to Recycle Tires Using Wanda’s Proprietary Equipment

DEERFIELD BEACH, FL – February 19, 2008 - China Direct, Inc. (AMEX: CDS), a U.S. company that owns controlling stakes in a diversified portfolio of Chinese entities and assists Chinese businesses in accessing the U.S. capital markets, today announced that its majority owned subsidiary, CDI Wanda New Energy Co., Ltd. (“CDI Wanda”) has created a new joint venture as it moves into the next phase of development for its tire recycling operations. Under the terms of the agreement, CDI Wanda and China Direct will invest a total of $750,000 over the course of the next six months to create facilities initially capable of processing 6,000 metric tons of waste tires annually. Upon successful operation of the initial processing line, management at CDI Wanda will look to add additional plants in locations throughout China and steadily increase capacity.

The new joint venture, named Yantai CDI Wanda Renewable Resources Co., Ltd. (“Yantai Wanda”), will be located in the Yantai development zone and industrial park which currently receives incentives and support from the state government for project establishment in renewable resources. Additionally, the company will apply for the State’s high-tech industry funding which if received, could accelerate the growth of operations.

Management at Yantai Wanda will also seek to establish partnerships to create additional production lines after the successful implementation of the initial processing line. The executive team at CDI Wanda has already been in discussions with potential joint venture partners in Japan, Australia and the United States to establish international points of presence in order to further validate this important technology. Management of China Direct plans to closely monitor the developments at Yantai Wanda and fully support any opportunistic growth possibilities that may arise.

Commenting on the event, Dr. James Wang, Chairman and CEO of China Direct stated, “The success of our independent tests further confirms our belief that this technology has the potential to have a substantial impact on the alternative energy and rubber recycling industries. This new venture and processing production line will help us validate the commercial viability of this technology on an enterprise scale and if successful, provide a profitable solution to a global environmental problem. Our excitement continues to build with the progress at CDI Wanda and we will continue to support its development efforts in this important industry as needed.”

About China Direct, Inc.

China Direct, Inc. (AMEX: CDS) is a diversified management and consulting services organization headquartered in the U.S. Our management services division acquires a controlling interest in entities operating in China. Our ownership control enables China Direct to provide management advice, as well as financing to Chinese entities. This infrastructure creates a platform to expand their business globally while effectively and efficiently accessing needed capital. Our advisory services division provides comprehensive advisory and consulting services critical to the success of Chinese entities seeking to access the U.S. capital markets. As a direct link to China, China Direct serves as a vehicle allowing investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced manner. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company’s operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company’s reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.

Alan Sheinwald, Partner

Tel: (914) 669-0222

Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.

Richard Galterio, Executive Vice President

Tel: 1-877-China-57

Email: Rgalterio@cdii.net